UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, Ligand Pharmaceuticals Incorporated (the “Company”) announced the appointment of Matthew Korenberg to the role of Vice President, Finance and Chief Financial Officer, effective August 6, 2015.

Mr. Korenberg has more than eighteen years of healthcare business experience across healthcare investing banking and operations. Prior to joining Ligand, commencing in September 2013, Mr. Korenberg was the founder, Chief Executive Officer and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg was a Managing Director and member of the healthcare investment banking team at Goldman Sachs from July 1999 through August 2013. During his fourteen year tenure at Goldman Sachs, Mr. Korenberg was focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Prior to Goldman Sachs, Mr. Korenberg was a healthcare investment banker at Dillon, Read & Co. Inc. where he spent two years working with healthcare companies in the biotechnology and pharmaceutical sectors and industrial companies. Mr. Korenberg holds a B.B.A. in Finance and Accounting from The University of Michigan.

There is no arrangement or understanding between Mr. Korenberg and any other person pursuant to which he was selected as an officer of the Company. Mr. Korenberg has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Korenberg or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Mr. Korenberg’s initial annual base salary will be $350,000. He is also eligible for an annual target bonus equal to 40% of his annual earned salary and will participate in employee benefit plans made available to the Company’s executives. Mr. Korenberg entered into the Company’s standard Change in Control Severance Agreement for Vice Presidents of the Company.

In connection with his commencement of employment, Mr. Korenberg will be granted options to purchase 25,000 shares of the Company’s common stock, which options shall vest over four years in accordance with the Company’s standard time-based vesting schedule, 6,000 restricted stock units, which shall vest in three equal installments over three years following the date of grant, and 6,000 restricted stock units which shall vest based on the completion of certain corporate performance milestones. The foregoing awards were approved by the Compensation Committee on July 22, 2015, but will be granted effective August 6, 2015. The stock options will have an exercise price per share equal to the closing price of the Company’s common stock on the date of grant.

Melanie Herman, who has been serving as our interim Chief Financial Officer since April 2015, will resume her position as the Company’s Director of Accounting and Chief Accounting Officer.

The Company has issued a press release regarding Mr. Korenberg’s appointment, a copy of which is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 4, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: August 6, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 4, 2015.